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                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders:
ING Variable Insurance Trust



We consent to the use of our report dated February 16, 2004 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.



                                       /s/ KPMG LLP




Boston, Massachusetts
April 28, 2004